UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010

Marketing Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50586	68-0566295
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2212 Grand Commerce Dr., Howell, Michigan 48855

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 540-0045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2010, Marketing Worldwide Corporation (the “Company”) approved an agreement with Big Apple Consulting USA, Inc., a Delaware corporation (“Big Apple”) whereby among other things, Big Apple will assist and advise the Company in regard to improving investor awareness of the Company and its business in the brokerage community, and provide investor relations and other business consulting services to the Company for a period of six months. The agreement will automatically renew every six months thereafter unless terminated by the Company.  The Company agreed to compensate Big Apple with $40,000 monthly, payable in cash or common stock. Payments in stock are due on or before the 15th of each month, based on the previous ten day average closing bid price of the Company’s common stock, but never less than $.10 per share. Upon execution of the Agreement, the Company agreed to issue 800,000 restricted shares of its common stock to Big Apple, representing the first and last month’s payment under the agreement. As additional compensation, the Company agreed to issue Big Apple a one year option to purchase $500,000 worth of common stock at a 40% discount to the market price of the ten day average closing bid price of the Company’s common stock but never less than $.50 per share. During the term of the agreement, the consultant is entitled to the exclusive right of first refusal to acquire certain free trading equity of the Company that may be available from time to time, except for founder’s stock or stock issued pursuant to Rule 144.

On February 17, 2010, the Company approved an Indirect Primary Offering Agreement (the “Agreement”) with the Crisnic Fund, S.A. (the “Investor”) whereby subject to the terms and conditions set forth in the Agreement, the Investor committed to purchase up to $1,500,000 in shares of the Company’s common stock over a twenty-four month period.  Under the Agreement, the Company may deliver advance notices to the Investor to purchase up to $500,000 of the Company’s common stock(not to exceed $1,000,000 in any 30 day calendar period) from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Agreement.  The Company may deliver an advance notice no less than five trading days after any prior advance notice date. Each advance of funds is subject to delivery of the shares to the Investor without restrictive legends within two trading days of the notice and an effective registration statement covering the resale of the shares. The number of shares purchased by the Investor shall be determined by dividing the amount of the advance by a purchase price equal to 100% of the market price during the five consecutive trading days after the advance notice (the “Pricing Period”). The lowest closing bid price of the common stock during the Pricing Period for any particular advance shall be equal to 95% of the closing bid price on the trading day immediately preceding the advance notice date for such advance notice (the “Minimum Acceptable Price”) or such advance shall be subject to reduction as set forth in the agreement. The Company may waive the Minimum Acceptable Price in its sole discretion by providing advance written notice to the Investor. As set forth above, the Company’s advances are subject to an effective registration statement with the Securities and Exchange Commission covering the resale of the shares.

The Company entered into a Registration Rights Agreement with the Investor for registration of the resale of the shares underlying the Agreement.  In connection with these transactions, the Company also agreed to issue to the Investor 600,000 shares of restricted common stock and to the Investor’s counsel, a due diligence fee of $5,000 cash and 90,000 shares of registered common stock.  On each advance date, the Company shall pay to the Investor an amount equal to one percent of each advance out of the gross proceeds of the advance.

On March 4, 2010, the Company entered into a consulting agreement with Stanley Wunderlich, whereby Mr. Wunderlich will provide business advisory services related to the Company’s business activities, especially in the European and Chinese markets, advise the Company concerning the selection and engagement of a suitable investment banking firm and identify global marketing firms to provide services to the Company as requested by the Company, until March 31, 2011. In exchange for these services, the Company agreed to issue to Mr. Wunderlich up to 5,000,000 registered shares of common stock, with 1,000,000 shares issued upon execution of the agreement, and the remainder delivered throughout the term of the agreement.

The foregoing is solely a general discussion of these agreements and is qualified by reference to the full text of these agreements, which are attached as exhibits to the Form 8-K filing.

Item 3.02	Unregistered Sales of Equity Securities

On February 17, 2010, pursuant to the agreements set forth with Big Apple Consulting USA, Inc. and Crisnic Fund, S.A., the Company issued 800,000 shares with a Rule 144 legend to Big Apple and 600,000 shares with a Rule 144 legend to Crisnic.  Further, on February 17, 2010, the Company issued 120,000 shares of common stock with a Rule 144 legend to Consulting for Strategic Growth 1, Ltd. for investor and media relation services provided through January 5, 2010. The shares were valued at $.20 per share, the market price of the Company’s common stock on February 17, 2010.

On March 10, 2010, the Company issued to a consultant 75,000 shares of common stock with a Rule 144 legend for advice related to its general business activities, including introductions to debt financing sources. The Company also agreed to pay the consultant $5,000 and future compensation subject to certain funds received by the Company pursuant to this agreement. The issuance of the shares was recorded as an expense of $8,250 for services based upon a March 10, 2010 stock trade of $.11 per share.

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and/or had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities, and the shares were issued with a restrictive legend.

Following these issuances, on March 25, 2010, the Company had 18,415,091 shares of common stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1    Consulting Agreement with Big Apple Consulting USA, Inc.
10.2    Indirect Primary Offering Agreement
10.3    Registration Rights Agreement
10.4    Consulting Agreement with Stanley Wunderlich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March ___, 2010		Marketing Worldwide Corporation

	/s/	James C. Marvin
James C. Marvin,
Chief Operating Officer